EXHIBIT 23.1

Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the X-Rite, lncorporated 2008 Omnibus Long Term Incentive Plan of our reports dated March 7, 2008, with respect to the consolidated financial statements and schedule of X-Rite, lncorporated and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended December 29, 2007, and the effectiveness of internal control over financial reporting of X-Rite, lncorporated and subsidiaries filed with the Securities and Exchange Commission.

Grand Rapids, Michigan

October 24, 2008